UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2008

EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)

(212) 333-8400
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 3, 2008, the Board of Directors of the EDCI Holdings, Inc. (the “Company”) approved new compensation for Clarke H. Bailey, Chairman and Interim Chief Executive Officer of the Company, and Michael W. Klinger, Executive Vice President, Chief Financial Officer and Treasurer of the Company.  Mr. Bailey will receive a base salary of $37,500 per month and a car allowance of $700 per month.  Mr. Klinger will receive a base salary of $20,800 per month and a car allowance of $400 per month.

In addition, the Company and Mr. Klinger entered into a letter agreement (the “Klinger Employment Agreement”), dated October 3, 2008, to confirm certain terms of Mr. Klinger’s continued employment with the Company and to reflect Mr. Klinger’s new title and duties in the position of Executive Vice President, Chief Financial Officer and Treasurer, to which he was appointed September 19, 2008.  Pursuant to the Klinger Employment Agreement, Mr. Klinger’s initial base salary and car allowance will be as described above.  The Klinger Employment Agreement also provides that Mr. Klinger will be eligible to participate in the Company’s annual bonus plan.  In the event Mr. Klinger’s employment is terminated by the Company without cause or by Mr. Klinger with good reason, as those terms are defined in the Klinger Employment Agreement, or a change in control occurs and Mr. Klinger’s employment is terminated within six months after such change in control for any reason other than cause, the Company will pay Mr. Klinger a lump sum severance benefit equal to his monthly base salary in effect on such termination date multiplied by 12.  He will also be entitled to receive the sum of 1) his accrued but unpaid base salary through the date of such termination, plus 2) his accrued but unpaid vacation pay through such date of termination, plus 3) if he is then participating in the Company’s annual bonus plan, a prorated annual bonus for the bonus year in which he is terminated, provided that he has been employed by the Company for at least six months of such bonus year, plus 4) any other compensation payments or benefits which have accrued and are payable in connection with such termination.  In addition, the Company will continue to provide medical and dental benefits to Mr. Klinger and his dependents for a period of 12 months following such date of termination.  The Klinger Employment Agreement also provides that Mr. Klinger will continue to be entitled to the “stay bonus” of $60,000 offered to him in his prior position with the Company.  The stay bonus is payable in a lump sum if he remains employed by the Company through October 31, 2008 or, if a change in control as defined by the Klinger Employment Agreement occurs prior to October 31, 2008, he remains employed by the Company or any successor to the Company following the change in control, through the 90 day anniversary of such change in control.

A copy of the Klinger Employment Agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference.  The foregoing description of the Klinger Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Klinger Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Michael W. Klinger and EDCI Holdings, Inc. dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: October 7, 2008	By:	/s/ Clarke H. Bailey
Clarke H. Bailey
Chairman and Interim Chief Executive Officer